UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 07, 2022

Alector, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38792	82-2933343
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 Oyster Point Blvd. Suite 600
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 231-5660

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ALEC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2022, Alector, Inc. (“Alector”) announced the appointment of Marc Grasso, M.D. as Alector’s Chief Financial Officer. Effective upon Dr. Grasso’s appointment on February 7, 2022, Ms. Linda Rubinstein will no longer serve as Alector’s interim Chief Financial Officer. However, she will continue to serve as Alector’s Principal Financial Officer and Principal Accounting Officer until February 25, 2022, when Dr. Grasso will assume these roles.

Dr. Grasso, 49, joins Alector from Kura Oncology, Inc. (“Kura”), where he served as Chief Financial Officer and Chief Business Officer since August 2018. Prior to Kura, he served as Managing Director of Stifel Financial Corp., where he was responsible for building and managing the west coast life sciences and biotechnology investment banking business from March 2013 to July 2018. From June 2010 to February 2013, Dr. Grasso was Managing Director of Investment Banking in the Global Healthcare Group at UBS, focusing on the biotechnology sector. Prior to that, Dr. Grasso was Managing Director of Investment Banking at Leerink Swann LLC (“Leerink”, now Leerink Partners LLC), where he was instrumental in the west coast expansion of its franchise. Prior to that, Dr. Grasso held key positions at Morgan Stanley, Credit Suisse First Boston, and Deutsche Bank Alex. Brown Inc. Dr. Grasso received his M.D. from the Johns Hopkins University School of Medicine, where he also performed research in molecular oncology. He obtained an A.B. in molecular biology with honors from Princeton University.

Alector and Dr. Grasso entered into an offer letter dated February 4, 2022. Dr. Grasso’s annual compensation will consist of a base salary of $480,000 and he is eligible to receive a performance bonus equal to 40% of his base salary. Pursuant to the offer letter, Dr. Grasso will also receive a sign-on bonus of $103,000. Dr. Grasso will also receive a stock option to purchase 450,000 shares of Alector common stock, vesting over four years, subject to his continued service through the applicable vesting date. He will also be entitled to receive other employee benefits generally available to all employees of Alector.

The foregoing description of the offer letter is only a summary and is qualified in its entirety by its terms, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K.

Dr. Grasso has also entered into Alector’s standard indemnification agreement and change in control and severance agreement, with Tier 2 level of severance as stated in the form, as filed with the SEC on January 7, 2019 as Exhibits 10.1 and 10.12 to Registration Statement on Form S-1, respectively, both of which are incorporated herein by reference.

Dr. Grasso has no family relationships that require disclosure pursuant to Item 401(d) of Regulation S-K and has not been involved in any transactions that require disclosure pursuant to Item 404(a) of Regulation S-K. There is no arrangement or understanding between Dr. Grasso and any other person pursuant to which Dr. Grasso was appointed as Alector’s Chief Financial Officer.

On February 7, 2022, Alector issued a press release announcing Dr. Grasso as its Chief Financial Officer. The press release is attached hereto as Exhibit 99.1. The information included in the press release in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

10.1 Offer Letter dated February 4, 2022 by and between Alector, Inc.and Marc Grasso, MD

99.1 Press Release dated February 7, 2022

104 Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALECTOR, INC.

Date:	February 7, 2022	By:	/s/Arnon Rosenthal
Arnon Rosenthal, Ph.D. Co-founder and Chief Executive Officer